                                                                    EXHIBIT 24.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the Scientific Measurement Systems, Inc. 1990 Long-Term Incentive Plan of our report dated as of November 13, 1997, with respect to the consolidated financial statements of Scientific Measurement Systems, Inc. included in the Form 10-KSB for the year ended July 31, 1997, which contains an explanatory paragraph regarding the company's ability to continue as a going concern.

                                              /s/ BDO Seidman, LLP


BDO Seidman, LLP
Houston, Texas
December 23, 1997